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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tiffany & Co. (the "Company") our report dated February 29, 2000 relating to the Company's consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 31, 2000. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the Company's financial statement schedule, which appears in such Annual Report in the Company's Form 10-K.


/s/ PricewaterhouseCoopers LLP
New York, New York
August 16, 2000